SECURITIES and EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-2

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 6, 2002


                               KOGER EQUITY, INC.
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

                                     FLORIDA
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

            1-9997                             59-2898045
--------------------------------------------------------------------------------
   (Commission File Number)           (IRS Employer Identification No.)

         225 NE Mizner Boulevard, Suite 200
              Boca Raton, Florida                                 33432
--------------------------------------------------------------------------------
   (Address of principal executive offices)                      (Zip Code)

                                 (561) 395-9666
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


              433 Plaza Real, Suite 335, Boca Raton, Florida 33432
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Koger Equity, Inc. (the "Company") is amending its Form 8-K/A filed on February 19, 2003, to include an unaudited condensed statement of operations for the Lakes on Post Oak for the eleven months ended November 30, 2002. This information was only recently obtained from the sellers of the Lakes on Post Oak and was not a basis for determining its purchase price (see Item 2).

The Company previously amended its Form 8-K filed on December 17, 2002, to include (i) a Statement of Revenues and Certain Expenses for The Lakes on Post Oak for the year ended December 31, 2001 as required by Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and (ii) unaudited pro forma financial statements including (a) the Company's pro forma balance sheet as of December 31, 2001, as if the acquisition of The Lakes on Post Oak occurred on December 31, 2001, (b) the Company's pro forma statement of operations for the year ended December 31, 2001, as if the acquisition of The Lakes on Post Oak occurred on January 1, 2001, and (c) a pro forma statement of estimated taxable operating results and estimated cash to be made available by operations of the Company for the year ended December 31, 2001, as if the acquisition of The Lakes on Post Oak occurred on January 1, 2001.

Item 2.       Acquisition or Disposition of Assets.

On December 6, 2002, the Company acquired The Lakes on Post Oak (the "Property") in Houston, Texas for approximately $102 million. The Property is comprised of three office buildings adjacent to the Galleria Mall, which contain approximately 1.2 million square feet of rentable space. The funds required for this acquisition were drawn from a $77 million mortgage secured by the Property and from the Company's secured revolving credit facility. The Property was acquired from 4849 Greenville I, Ltd. and West Oak/Nissei Associates, unrelated third parties.

The Company considered various factors in determining the price to be paid for this acquisition. Factors considered included the nature of the tenants and terms of leases in place, opportunities for alternative and new tenancies, historical and expected cash flows, occupancy rates, current operating costs on the Property and anticipated changes therein under Company ownership, the physical condition and location of the Property, the need for capital improvements, the anticipated effect on the Company's financial results, and other factors. The Company took into consideration capitalization rates at which it believed other comparable properties had recently sold. However, the Company determined the price it was willing to pay primarily on the factors discussed above relating to the Property itself and its fit into the Company's existing operations. No separate independent appraisal was obtained in connection with this acquisition. The Company, after investigation, is not aware of any material factors, other than those discussed above, that would cause the financial information reported not to be necessarily indicative of future operating results. The Company intends to lease office space in the Property to tenants as it does the other office buildings contained in its portfolio. The Property will be managed and leased by a third party management company.

Item 7.           Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (a)  Financial Statements of Real Estate Acquired.

          Statement of Revenues and Certain Expenses of The Lakes on Post Oak for the year ended December 31, 2001.

          Unaudited Condensed Statement of Operations of The Lakes on Post Oak for the eleven months ended November 30, 2002.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of
   Koger Equity, Inc.
Boca Raton, Florida:

We have audited the accompanying statement of revenues and certain expenses of the property known as The Lakes on Post Oak (the "Property") for the year ended December 31, 2001. On December 6, 2002, the Property was acquired by Koger Post Oak Limited Partnership, a wholly owned subsidiary of Koger Equity, Inc. This financial statement is the responsibility of the Property's former management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of a Form 8-K/A of Koger Equity, Inc. dated December 6, 2002 as a result of the acquisition of the Property). Material amounts, described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from future operations of the Property are excluded and the statement is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Certified Public Accountants


West Palm Beach, Florida
February 7, 2003

                      THE LAKES ON POST OAK- HOUSTON, TEXAS
                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2001


REVENUES:
   Base rental income                                                                $ 17,189,224
   Operating expense recovery                                                           1,906,021
   Parking, antennae, and other income                                                    781,955
                                                                              -------------------
       Total revenues                                                                  19,877,200
                                                                                     ------------

CERTAIN EXPENSES:
   Property operating                                                                   6,007,319
   Real estate and other taxes                                                          3,088,900
   Management costs and fees                                                            1,028,193
                                                                                     ------------
       Total certain expenses                                                          10,124,412
                                                                                      -----------

REVENUES IN EXCESS OF CERTAIN EXPENSES                                               $  9,752,788
                                                                                     ============


See notes to statement of revenues and certain expenses.

                      THE LAKES ON POST OAK- HOUSTON, TEXAS
               NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2001

1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Lakes on Post Oak (the "Property"), three office buildings containing approximately 1.2 million square feet and located in Houston, Texas, was acquired by Koger Post Oak Limited Partnership, a wholly owned subsidiary of Koger Equity, Inc. (the "Company") on December 6, 2002. The statement of revenues and certain expenses includes information related to the operations of the Property for the year ended December 31, 2001 as recorded by the Property's previous owners, 4849 Greenville I, Ltd. and West Oak/Nissei Associates, subject to the adjustments described below.

     The accompanying historical financial statement information is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the year ended December 31, 2001 as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, and other costs not directly related to the future operations of the acquired property.

     Management's Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Rental Income - Rental income is recognized on a straight-line basis over the terms of the related leases.

     Property Operating Expenses - Property operating expenses consist primarily of utilities, insurance, repairs and maintenance, security and safety, cleaning, bad debts and other administrative expenses.

     Management Costs and Fees - The Property was managed by a third party manager for a property management fee of four percent of rental and other revenues plus reimbursement of personnel and other costs related to management of the properties.

                      THE LAKES ON POST OAK- HOUSTON, TEXAS
               NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                          YEAR ENDED DECEMBER 31, 2001

2.   OPERATING LEASES

     Operating revenue is principally obtained from business tenant rentals under operating leases. Future minimum rentals under all tenant operating leases as of December 31, 2001 are as follows:


     Year ending December 31,                                                                Amount

         2002                                                                         $  17,044,769
         2003                                                                            15,303,772
         2004                                                                            12,103,976
         2005                                                                            10,090,337
         2006                                                                             9,065,322
         Thereafter                                                                      21,367,625
                                                                                      -------------
         Total                                                                     $     84,975,801
                                                                                      =============



     For the year ended December 31, 2001, Bechtel Corporation contributed approximately 39% of the Property's base rental revenues.


                      THE LAKES ON POST OAK- HOUSTON, TEXAS
                   UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                      ELEVEN MONTHS ENDED NOVEMBER 30, 2002


REVENUES:
   Base rental income                                                                $ 14,682,101
   Operating expense recovery                                                             944,318
   Parking, antennae, and other income                                                    749,962
                                                                                     ------------
       Total operating revenues                                                        16,376,381
                                                                                     ------------

EXPENSES:
   Property operating                                                                   4,754,227
   Real estate and other taxes                                                          2,763,648
   Management costs and fees                                                              449,032
   Depreciation                                                                         3,274,644
   General and administrative                                                             896,312
                                                                                       ----------
       Total operating expenses                                                        12,137,863
                                                                                      -----------

NET OPERATING INCOME                                                                    4,238,518

OTHER INCOME AND EXPENSE:
   Interest income                                                                         69,529
   Mortgage and loan interest                                                         (2,681,483)
                                                                                   --------------
       Total other income and expense                                                 (2,611,954)
                                                                                     ------------

NET INCOME                                                                           $  1,626,564
                                                                                     ============

See notes to unaudited condensed statement of operations.

                      THE LAKES ON POST OAK- HOUSTON, TEXAS
                   UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                      ELEVEN MONTHS ENDED NOVEMBER 30, 2002

1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Lakes on Post Oak (the "Property"), three office buildings containing approximately 1.2 million square feet and located in Houston, Texas, was acquired by Koger Post Oak Limited Partnership, a wholly owned subsidiary of Koger Equity, Inc. (the "Company") on December 6, 2002. The unaudited condensed statement of operations includes information related to the operations of the Property for the eleven months ended November 30, 2002 as recorded by the Property's previous owners, 4849 Greenville I, Ltd. and West Oak/Nissei Associates, subject to the adjustments described below.

     Management's Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Rental Income - Rental income is recognized on a straight-line basis over the terms of the related leases.

     Depreciation - In the Property's historical financial statements, depreciation expense was not recognized for one of the buildings as of November 30, 2002. Therefore, the Company has increased the Property's historical depreciation expense by approximately $1.1 million.

     Property Operating Expenses - Property operating expenses consist primarily of utilities, insurance, repairs and maintenance, security and safety, cleaning, bad debts and other administrative expenses.

     Management Costs and Fees - The Property was managed by a third party manager for a property management fee of four percent of rental and other revenues plus reimbursement of personnel and other costs related to management of the properties.

     (b)      Pro Forma Financial Statements

              The following unaudited pro forma financial statements set forth
              (i) the pro forma balance sheet as of December 31, 2001, as if the acquisition occurred on December 31, 2001, and (ii) the pro forma statement of operations for the year ended December 31, 2001, as if the acquisition occurred on January 1, 2001. The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

              The following unaudited pro forma financial statements may not necessarily reflect the results of operations or financial position of the Company which would have actually resulted had the acquisition occurred as of the date and for the periods indicated, nor should they be taken as indicative of the future results of operations or the future financial position of the Company. Differences would result from various factors, including but not limited to changes in the Property's occupancy, rental rates and rental expenses, and changes in the interest rates assumed on the Company's secured revolving credit facility and the mortgage on the Property.





                               KOGER EQUITY, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                                December 31, 2001
                                 (In Thousands)

                                                             Historical         Pro Forma            Pro Forma
                                                             12/31/2001        Adjustments           12/31/2001
                                                          -----------------  -----------------    -----------------
ASSETS
Operating properties:
  Real estate                                              $    660,204     $    103,065          (a)  $   763,269
  Furniture and equipment
                                                                  3,082                                      3,082
  Accumulated depreciation                                     (123,999)                                  (123,999)
                                                          -----------------  -----------------    -----------------
  Operating properties - net                                    539,287           103,065                  642,352
Undeveloped land held for investment                             13,779                                     13,779
Undeveloped land held for sale, net                                  76                                         76
Cash and cash equivalents                                       113,370            (3,000)        (a)      110,370
Restricted cash                                                                    13,340         (a)       13,340
Accounts receivable, net                                         11,574                                     11,574
Cost in excess of fair value of net assets acquired - net           595                                        595
Other assets                                                     11,904             1,232         (a)       13,136
                                                          -----------------  -----------------    -----------------
TOTAL ASSETS                                               $    690,585      $    114,637        $         805,222
                                                          =================  =================    =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgages and loans payable                              $    248,683      $    110,873       (a) $     359,556
  Accounts payable                                                4,962                                     4,962
  Accrued real estate taxes payable                               1,007                                     1,007
  Accrued liabilities - other                                     9,206             2,752       (a)        11,958
  Dividends payable                                              44,159                                    44,159
  Advance rents and security deposits                             5,103             1,012       (a)         6,115
                                                          -----------------  -----------------    -----------------
Total Liabilities                                               313,120           114,637                 427,757
                                                          -----------------  -----------------    -----------------

Minority interest                                                22,923                                    22,923
                                                          -----------------  -----------------    -----------------

Shareholders' Equity:
  Common stock                                                      297                                       297
  Capital in excess of par value                                469,779                                   469,779
  Notes receivable from stock sales                              (5,066)                                   (5,066)
  Retained earnings                                              21,180                                    21,180
  Treasury stock, at cost                                      (131,648)                                 (131,648)
                                                          -----------------  -----------------    -----------------
Total Shareholders' Equity                                      354,542                                   354,542
                                                          -----------------  -----------------    -----------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $    690,585     $    114,637         $        805,222
                                                          =================  =================    =================

See accompanying notes to unaudited pro forma financial statements.

                               KOGER EQUITY, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      For the year ended December 31, 2001
                      (In Thousands except per Share Data)

                                                             Historical         Pro Forma            Pro Forma
                                                                2001           Adjustments              2001
                                                          -----------------  -----------------    -----------------
REVENUES
Rental and other rental services                           $    165,623      $      19,877      (a)  $      185,500
Management fees                                                   4,080                         (b)           4,080
Interest                                                            776                (30)                     746
Income from Koger Realty Services, Inc.                              81                                          81
                                                          -----------------  -----------------    -----------------
   Total revenues                                               170,560             19,847                  190,407
                                                          -----------------  -----------------    -----------------

EXPENSES
Property operations                                             61,608              10,124     (a)           71,732
Depreciation and amortization                                   36,007               2,446     (c)           38,453
Mortgage and loan interest                                      25,204               7,099     (d)           32,303
General and administrative                                       8,412                                        8,412
Direct cost of management fees                                   3,378                                        3,378
Other                                                              189                                          189
                                                          -----------------  -----------------    -----------------
   Total expenses                                             134,798               19,669                  154,467
                                                          -----------------  -----------------    -----------------

INCOME BEFORE GAIN ON SALE OF ASSETS,
   INCOME TAXES AND MINORITY INTEREST
                                                               35,762                  178                  35,940
Gain on sale of assets                                         39,189                                       39,189
                                                          -----------------  -----------------    -----------------
INCOME BEFORE INCOME TAXES
   AND MINORITY INTEREST                                       74,951                  178                  75,129
Income tax provision                                              684                   55     (e)             739
                                                          -----------------  -----------------    -----------------
INCOME BEFORE MINORITY INTEREST                                74,267                  123                  74,390
Minority interest                                               1,044                                        1,044
                                                          -----------------  -----------------    -----------------
NET INCOME                                                 $   73,223                  123        $         73,346
                                                          =================  =================    =================

EARNINGS PER COMMON SHARE:
Basic                                                      $     2.76                             $           2.77
                                                          =================                       =================
Diluted                                                    $     2.75                             $           2.76
                                                          =================                       =================

WEIGHTED AVERAGE COMMON SHARES:
Basic                                                          26,517                                       26,517
                                                          =================                       =================
Diluted                                                        26,610                                       26,610
                                                          =================                       =================

See accompanying notes to unaudited pro forma financial statements.

                               KOGER EQUITY, INC.
                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

On December 6, 2002, Koger Post Oak Limited Partnership, a wholly-owned subsidiary of Koger Equity, Inc. (the "Company"), acquired The Lakes on Post Oak (the "Property"), three office buildings containing approximately 1.2 million square feet and located in Houston, Texas. This acquisition was funded with the Company's existing cash reserves, a $77.0 million mortgage secured by the Property (a portion of which was set aside by the lender as restricted cash to fund future capital improvements and leasing costs), and $33.9 million from the Company's secured revolving credit facility. The Company intends to lease office space in the Property to tenants as it does the other office buildings contained in its portfolio. The Property will be managed and leased by a third party management company.


2. Unaudited Pro Forma Balance Sheet

      The unaudited pro forma balance sheet as of December 31, 2001 is based on the historical balance sheet for the Company presented in the Annual Report on Form 10-K for the year ended December 31, 2001. The unaudited pro forma balance sheet includes adjustments assuming this acquisition occurred as of December 31, 2001. Significant pro forma adjustments in the unaudited pro forma balance sheet include the following:

      (a) The Company purchased the Property, located in Houston, Texas, for $102 million plus acquisition costs. This acquisition was funded with the Company's existing cash reserves, a $77.0 million mortgage secured by the Property (a portion of which was set aside by the lender as restricted cash to fund future capital improvements and leasing costs), and $33.9 million from the Company's secured revolving credit facility.

            The Company intends to make capital improvements of approximately $6.9 million and $5.8 million to the Property during the year ended December 31, 2003 and thereafter, respectively. These expenditures will be funded from the Company's restricted cash balances as necessary based upon leasing activity at the Property.

                               KOGER EQUITY, INC.
          NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (continued)

3.    Unaudited Pro Forma Statement of Operations

      The unaudited pro forma statement of operations for the year ended December 31, 2001 is based on the historical statement of operations for the Company presented in the Annual Report on Form 10-K for the year ended December 31, 2001. The unaudited pro forma statement of operations includes adjustments assuming that the acquisition of the Property occurred as of January 1, 2001. Significant pro forma adjustments in the unaudited pro forma statement of operations include the following:

      (a) Adjustment required for the historical rental revenues and operating expenses for the Property. Operating expenses include management costs and fees calculated using the historical management costs of the Property. The Property was managed by a third party manager for a property management fee of four percent of rental and other revenues plus reimbursement of personnel and other costs related to management of the properties. The Company has engaged a third-party manager to operate the Property at a management fee rate of 1.35 percent of total rental and other revenues of the Property.

             Approximately 30% of the Property's rentable office space was vacant at the time of the Company's acquisition of the Property. The Company expects to lease substantially all of this vacant space over the next three years.

      (b) Adjustment required to reflect forfeited interest income on cash paid for the Property of approximately $3.0 million. The estimated average interest rate used to calculate this adjustment was 1.0 percent.

      (c) Adjustment required to reflect depreciation on the Property, based on the total cost of the acquisition. The Company uses the straight-line method for depreciation and amortization using an estimated life of 39 years for the Property.

      (d) Adjustment required to reflect interest expense related to the amounts drawn on the Property's mortgage ($77.0 million) and the Company's secured revolving credit facility ($33.9 million) to fund the acquisition of the Property. The estimated average interest rate on the Property's mortgage and the Company's secured revolving credit facility were 6.8 percent and 5.5 percent, respectively.

      (e) Adjustment required to reflect applicable federal income and state franchise taxes on the Property's taxable income. The Property's taxable income has been reduced by ninety percent for dividends paid to the Company's shareholders.

                               KOGER EQUITY, INC.
           UNAUDITED STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
              AND ESTIMATED CASH TO BE MADE AVAILABLE BY OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                                 (In Thousands)


        Revenues
         Rental and other rental services                                                           $183,901
         Management fees                                                                               4,080
         Interest                                                                                        746
                                                                                                ------------
             Total revenues                                                                          188,727
                                                                                                   ---------

        Expenses
         Property operations                                                                          72,029
         Depreciation and amortization                                                                29,979
         Mortgage and loan interest                                                                   32,303
         General and administrative                                                                    8,621
         Direct cost of management fees                                                                3,378
         Other                                                                                           189
         Compensation - exercise of stock options                                                        365
                                                                                                ------------
             Total expenses                                                                          146,864
                                                                                                   ---------
        Estimated Taxable Operating Income                                                            41,863
        Add Back: Depreciation and Amortization                                                       29,979
                                                                                                  ----------
        Estimated Cash To Be Made Available By Operations                                          $  71,842
                                                                                                   =========

        Note 1: This statement of estimated taxable operating results and estimated cash to be made available by operations is an estimate of operating results of the Company for the twelve month period ended December 31, 2001 assuming that the acquisition of the Lakes on Post Oak occurred on the first day of the twelve month period. However, this statement does not purport to reflect actual taxable results for any period.

        Note 2: Tax depreciation was determined based upon the actual tax depreciation for the Company's existing portfolio and based upon the assumption that the acquisition of the Lakes on Post Oak occurred on the first day of the twelve month period.

(c)        Exhibits

                                  EXHIBIT INDEX

The following designated exhibits are filed herewith:

                  Exhibit
Number            Description of Exhibit

10(a)             Koger Post Oak Partnership  Limited  Partnership  Agreement,  dated December 2, 2002, Between Koger
                  Post Oak, Inc. and Koger Equity, Inc. (the "Company").

10(b)             Loan Agreement dated as of December 6, 2002
                  Between Koger Post Oak Limited Partnership, as Borrower, (the "Partnership") and Column
                  Financial, Inc., as Lender (the "Lender").

10(c)             Deed of Trust and Security  Agreement,  dated as of December 6, 2002,  given by the  Partnership to
                  David Parnell, as Trustee for the benefit of the Lender.

10(d)             Promissory Note, dated December 6, 2002,  issued by the Partnership  payable to the Lender,  in the principal amount of $77,000,000.

10(e)             Assignment  of Leases and Rents  dated as of  December  6, 2002,  given by the  Partnership  to the
                  Lender.

10(f)             Guaranty Agreement, dated December 6, 2002, executed by the Company for the benefit of the Lender.

10(g)             Assignment of Management Agreement and
                  Subordination of Management Fees, dated as of December 6, 2002, given by the Partnership to Lender and consented and agreed to by Cottonwood Partners Management
                  Ltd. (the "Manager").

10(h)             Assignment of Management  Agreement and  Subordination  of Management Fees, dated as of December 6,
                  2002,  given by the  Partnership to Lender and consented and agreed to by Hines  Interests  Limited
                  Partnership (the "Manager").

10(i)             Collateral Assignment of Interest Rate Protection  Agreement,  dated as of December 6, 2002, by the
                  Partnership in favor of the Lender.

10(j)             Deposit  Account  Agreement,  dated as of December 6, 2002,  by and among the  Partnership  and the
                  Lender.



10(k)             Environmental  Indemnity  Agreement,  dated as of December 6, 2002, by the  Partnership in favor of the Lender.

23                Consent of Deloitte and Touche LLP.

99                Koger Equity, Inc. News Release dated December 10, 2002 which is Exhibit 99 to the Company's current report on Form 8-K dated December 10, 2002 which Exhibit is incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                             KOGER EQUITY, INC.

 Dated: April 14, 2003                       By:  /s/ STEVEN A. ABNEY
                                                  ----------------------------
                                                  Steven A. Abney
                                           Title: Vice President, Finance

                                                                     Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55179 of Koger Equity, Inc. on Form S-3, Registration Statement No. 33-54617 of Koger Equity , Inc. on Form S-8, Registration Statement No. 333-20975 of Koger Equity, Inc. on Form S-3, Registration Statement No. 333-23429 of Koger Equity, Inc. on Form S-8, Registration Statement No. 333-37919 of Koger Equity, Inc. on Form S-3, Registration Statement No. 333-33388 of Koger Equity, Inc. on Form S-8 and Registration Statement No. 333-38712 of Koger Equity, Inc. on Form S-8 of our report dated February 7, 2003, on the statement of revenues and certain expenses of The Lakes on Post Oak for the year ended December 31, 2001 appearing in this Current Report on Form 8-K/A-2 of Koger Equity, Inc., dated December 6, 2002.



DELOITTE & TOUCHE LLP

West Palm Beach, Florida
April 14, 2003




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